EXHIBIT 10.42




                        INTERCONTINENTAL LIFE CORPORATION

                     NONQUALIFIED DEFERRED COMPENSATION PLAN


                                    SECTION 1

                                   Definitions


1.1. Affiliate. "Affiliate" means any corporation, partnership, joint venture, association or similar organization or entity that is required to be aggregated with the Sponsor pursuant to Code Sections 414(b), (c), or (m).

1.2. Code. "Code" means the Internal Revenue Code of 1986, as amended from time to time. Any reference to a section of the Code includes any comparable section or sections of any future legislation that amends, supplements or supersedes that section.

1.3. Participating Company. "Participating Company" means the Sponsor and any subsidiary company of the Sponsor which has elected to become a Participating Company. As of the Effective Date, the Sponsor and Investors Life Insurance Company of North America are the Participating Companies.

1.4 Compensation. "Compensation" means Total taxable salary and bonuses paid to a Participant by the Employer (determined without regard to any amounts in the Participant's Deferred Compensation Account).

1.5. Deferred Compensation Account. "Deferred Compensation Account" means the bookkeeping account maintained under the Plan in the Participant's name to reflect amounts deferred under the Plan pursuant to Section 3 (as adjusted under Section 4) and (if elected by the Sponsor) any Employer Discretionary Contributions made on behalf of the Participant (as adjusted under Section
     4).

1.6. Deferral Election. "Deferral Election" means a written notice filed by the Participant with the Employer specifying the Compensation or bonus to be deferred by the Participant.

1.7. Distribution Date. "Distribution Date" means the date elected by the Participant which is not earlier than the date a Participant terminates employment or association with the Employer for whatever reason, and not later than "Normal Retirement Age."



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1.8. Early  Retirement  Date.   "Early  Retirement  Date"  means  the  date  the
     Participant attains 55 years of age.

1.9. Effective Date. "Effective Date" means May 1, 1997.

1.10.Employee. "Employee" means an employee of a Participating Company who meets the eligibility criteria set forth in Subsection 3.1 of the Plan and who is a member of a select group of management or highly compensated employees as defined under ERISA or the regulations thereunder.

1.11.Employer. "Employer" means, individually, the Sponsor and each Affiliate of the Sponsor that adopts the Plan in accordance with Subsection 7.1. The Sponsor and any Affiliates that adopt the Plan are sometimes collectively referred to herein as the "Employers."

1.12.ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time. Any reference to a section of ERISA includes any comparable section or sections of any future legislation that amends, supplements or supersedes that section.

1.13.Normal  Retirement  Date.  "Normal  Retirement  Date"  means  the  date the
     Participant attains 65 years of age.

1.14.Participant. "Participant" means an Employee who meets the eligibility criteria set forth in Subsection 3.1 and who has made a Deferral Election in accordance with the terms of the Plan.

1.15. Plan. "Plan" means the provisions of the Plan, as set forth herein.

1.16 Plan Administrator. The "Plan Administrator" means the Executive Committee of the Sponsor.

1.17.Plan Year. "Plan Year" means the calendar year.  However,  if the Effective
     Date of the Plan is other than January 1 of a year, the initial Plan Year shall be a short Plan Year, beginning on the Effective Date and ending on the following December 31.

1.18 Sponsor. "Sponsor" means InterContinental Life Corporation.



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1.19.Unforeseeable  Financial  Emergency.  "Unforeseeable  Financial  Emergency"
     means a severe financial hardship of the Participant resulting from:

     (a) A sudden and unexpected illness or accident of the Participant or of a dependent of the Participant;

     (b)  Loss of the Participant's principal residence due to casualty; or

     (c) Such other similar extraordinary and unforeseeable circumstances resulting from events beyond the control of the Participant.

Whether a Participant has an Unforeseeable Financial Emergency shall be determined in the sole discretion of the Plan Administrator.

1.20.Valuation Date. "Valuation Date" means the last day of any calendar quarter.

1.21.Other Definitions. In addition to the terms defined in this Section 1, other terms are defined when first used in later Sections of this Plan.



                                    SECTION 2

                           Purpose and Administration


2.1. Purpose. The Sponsor has established the Plan primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees of the Employers. The Plan is intended to be a top-hat plan described in Section 201(2) of ERISA. The Sponsor intends that the Plan (and each Trust under the Plan (as described in Subsection 6.1) shall be treated as unfunded for tax purposes and for purposes of Title I of ERISA. An Employer's obligations hereunder, if any, to a Participant (or to a Participant's beneficiary) shall be unsecured and shall be a mere promise by the Employer to make payments hereunder in the future. A Participant (or the Participant's beneficiary) shall be treated as a general unsecured creditor of the Employer.

2.2. Administration. The Plan shall be administered by the Plan Administrator. The Plan Administrator shall serve at the pleasure of the Sponsor's Board of Directors and may be removed by such Board, with or without cause. The Plan Administrator may resign upon prior written notice to the Sponsor's Board of Directors.



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     The Plan Administrator shall have the powers,  rights, and duties set forth in the Plan and shall have the power, in the Plan Administrator's sole and absolute discretion, to determine all questions arising under the Plan, including the determination of the rights of all persons with respect to the Plan and to interpret the provisions of the Plan and remedy any ambiguities, inconsistencies, or omissions. Any decisions of the Plan Administrator shall be final and binding on all persons with respect to the Plan and the benefits provided under the Plan. The Plan Administrator may delegate the Plan Administrator's authority under the Plan to one or more officers or directors of the Sponsor; provided, however, that (a) such delegation must be in writing, and (b) the officers or directors of the Sponsor to whom the Plan Administrator is delegating authority must accept such delegation in writing

     If a Participant is serving as the Plan Administrator (either individually or as a member of a committee), the Participant may not decide or determine any matter or question concerning such Participant's benefits under the Plan that the Participant would not have the right to decide or determine if the Participant were not serving as the Plan Administrator.



                                    SECTION 3

                 Eligibility, Participation, Deferral Elections,
                           and Employer Contributions


3.1. Eligibility and Participation. Subject to the conditions and limitations of the Plan, executive officers of the Sponsor and affiliates of the Sponsor are eligible to participate in the Plan:

     An Employee shall become a Participant in the Plan upon the execution and filing with the Plan Administrator of a written election to defer a portion of the Employee's Compensation. A Participant shall remain a Participant until the entire balance of the Participant's Deferred Compensation Account has been distributed.



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3.2. Rules for Deferral Elections.  Any Participant may make a Deferral Election to defer receipt of Compensation he or she otherwise would be entitled to receive for a Plan Year in accordance with the rules set forth below:

     (a) All Deferral Elections must be made in writing on a form prescribed by the Plan Administrator will be effective only when filed with the Plan Administrator no later than the date specified by the Plan Administrator. In no event may a Deferral Election be made later than the last day of the Plan Year preceding the Plan Year in which the amount being deferred would otherwise be made available to the Participant. However, in the case of a Participant's initial year of employment with an Employer, the Participant may make a Deferral Election with respect to compensation for services to be performed subsequent to such Deferral Election, provided such election is made no later than 30 days after the date the Participant first becomes eligible for the Plan. Furthermore, in the case of a short initial Plan Year, each Participant may make a Deferral Election with respect to compensation for services to be performed subsequent to such Deferral Election, provided such election is made no later than 30 days after the Effective Date.

     (b) With respect to Plan Years following the Participant's initial Plan Year of participation in the Plan, failure to complete a subsequent Deferral Election shall constitute a waiver of the Participant's right to elect a different amount of Compensation to be deferred for each such Plan Year and shall be considered an affirmation and ratification to continue the Participant's existing Deferral Election. However, a Participant may, prior to the beginning of any Plan Year, elect to increase or decrease the amount of Compensation to be deferred for the next following Plan Year by filing another Deferral Election with the Plan Administrator in accordance with paragraph (a) above.

     (c) A Deferral Election in effect for a Plan Year may not be modified during the Plan Year, except that a Participant may terminate the Participant's Deferral Election during a Plan Year in the event of an Unforeseeable Financial Emergency.

3.3. Amounts Deferred.:

     Deferral of a Percentage of Compensation.

     Commencing on the Effective Date, a Participant may elect to defer (a) up to 10% of the Participant's Compensation for a Plan Year, other than that portion of the Participant's Compensation which is a bonus, and (b) up to 100% of the Participant's bonus for a Plan Year. The amount of Compensation and bonus deferred by a Participant shall be credited to the Participant's Deferred Compensation Account as of the Valuation Date coincident with or immediately following the date such Compensation and bonus would, but for the Participant's Deferral Election, be payable to the Participant.



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3.4. Employer  Discretionary  Contributions.  If  selected  by  the  Sponsor,  a
     Participating Company may, in its sole discretion, credit to the Deferred Compensation Account of any Participant employed by that Employer an amount determined by the Participating Company in its sole discretion (an "Employer Discretionary Contribution") for a Plan Year. Any Participating Company Discretionary Contribution for a Plan Year will be credited to a Participant's Deferred Compensation Account as of the Valuation Date specified by the Sponsor.

     Employer Discretionary Contributions may be made under the Plan for a Plan Year as determined by each Employer in its sole discretion.



                                    SECTION 4

                         Deferred Compensation Accounts


4.1 Deferred Compensation Accounts. All amounts deferred pursuant to one or more Deferral Elections under the Plan and any Employer Discretionary Contributions shall be credited to a Participant's Deferred Compensation Account and shall be adjusted in accordance with the provisions of Section 4.2.

4.2 Deferral Account Adjustments and Investment Options. As of each Valuation Date, the Plan Administrator shall adjust amounts in a Participant's Deferred Compensation Account to reflect earnings (or losses) in the Investment Options (as defined in Section 4.4) attributable to the Participant's Deferred Compensation Account. Earnings (or losses) on amounts in a Participant's Deferred Compensation Account shall accrue commencing on the date the Deferred Compensation Account first has a positive balance and shall continue to accrue until the entire balance in the Participant's Deferred Compensation Account has been distributed. Earnings (or losses) shall be credited to a Participant's Deferred Compensation Account based on the realized rate of return (net of any expenses and taxes paid from the Trust) on the Investment Options attributable to the Participant's Deferred Compensation Account.

4.3 Vesting. A Participant shall be fully vested in the amounts in the Participant's Deferred Compensation Account attributable to the Participant's Deferral Elections. If Employer Discretionary Contributions are made under the Plan, a Participant shall be vested in the amount in the Participant's Deferred Compensation Account attributable to Employer Discretionary Contributions in accordance with the following:



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     Seven Year Graded Vesting Schedule

     Vesting for Participants will be determined by:

     Years of Service with the Employer.

                                            Nonforfeitable Percentage

         Less than 3 years...................................0%
         3 years............................................20%
         4 years............................................40%
         5 years............................................60%
         6 years............................................80%
         7 years...........................................100%

     Notwithstanding the foregoing vesting schedule, the entire balance in a Participant's Deferred Compensation Account attributable to Employer Discretionary Contributions will be fully vested upon the Participant's Early Retirement Date.

     For the purpose of determining a Participan's vested benefit with respect to Employer Discretionary Contributions, a "Year of Service" means each twelve-month period of employment with a Participating Company or an Affiliate, and a "Year of Participation" means each twelve-month period of active participation in the Plan. Notwithstanding the foregoing, a Participant shall be fully vested in the entire balance in the Participant's Deferred Compensation Account upon the participant's Normal Retirement Date, death or becoming disabled (as provided in Section 5.2 below), provided the date on which the Participant dies or becomes disabled occurs while the Participant is actively employed by a Participating Company or an Affiliate. The portion of a Participant's Deferred Compensation Account in which the Participant is not fully vested shall be forfeited to the Employer by the Participant.

4.4. Investment Options. Each Trust (as described in Section 6.1) shall contain such investment funds ("Investment Options") as may be determined under the terms of the Trust. A Participant may request that the Employer comply with such Participant's directions with respect to investment of assets of the Trust maintained with respect to such Participant that are equal to the value of such Participant's Deferred Compensation Account. If the Employer so complies, the Employer shall request that the trustee(s) of the Trust(s) (the "Trustee") so comply with such directions. Such directions must be made at least 30 days prior to the effective date of such direction.



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                                    SECTION 5

                               Payment of Benefits


5.1. Time and Method of Payment. Payment of the vested portion of a Participant's Deferred Compensation Account shall be made as soon as practicable following the Valuation Date coincident with or next following the Participant's Distribution Date; provided, however, that if the Sponsor has elected a daily Valuation Date, such payment will be made as soon as practicable following the last business day of the month in which the Participant's Distribution Date occurs. Payment of the vested portion of a Participant's Deferred Compensation Account shall be made as follows:

     Substantially equal annual installment payments for ten years with a one-time option to receive a lump sum payment. The Participant may elect to receive a single, lump sum payment in lieu of installment payments. Such election must be made by filing a written election with the Plan Administrator at least 30 days prior to the time installment payment would otherwise begin, and such election is subject to approval by the Sponsor.

5.2. Payment Upon Disability. In the event a Participant becomes disabled (as defined below) while the Participant is employed by a Participating Company, payment of the Participant's Deferred Compensation Account shall be made (or shall commence) as soon as practicable after the Valuation Date coincident with or next following the date on which the Plan Administrator determines that the Participant is disabled. For the purposes of this
     Section 5.2, a Participant shall be considered disabled if the Participant is unable to engage in any substantially gainful activity by reason of any medically determined physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve months. Whether a Participant is disabled for purposes of the Plan shall be determined by the Plan Administrator, and in making such determination, the Plan Administrator may rely on the opinion of a physician (or physicians) selected by the Plan Administrator for such purpose.

5.3. Payment Upon Death of a Participant. A Participant's Deferred Compensation Account shall be paid to the Participant's beneficiary (designated in accordance with Section 5.4) in a single lump sum as soon as practicable following the Valuation Date coincident with or next following the Participant's death.



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5.4  Beneficiary.  If a Participant is married on the date of the  Participant's death, the Participant's beneficiary shall be the Participant's spouse, unless the Participant names a beneficiary or beneficiaries (other than the Participant's spouse) to receive the balance of Participant's Deferred Compensation Account in the event of the Participant's death prior to the payment of the Participant's entire Deferred Compensation Account. To be effective, any beneficiary designation must be filed in writing with the Plan Administrator in accordance with rules and procedures adopted by the Plan Administrator for that purpose. A Participant may revoke an existing beneficiary designation by filing another written beneficiary designation received by the Plan Administrator shall be controlling. If no beneficiary is named by a Participant, or if the Participant survives all of the
     Participant's   named   beneficiaries   and  does  not  designate   another
     beneficiary, the Participant's Deferred Compensation Account shall be paid in the following order of precedence:

     (a)  The Participant's spouse;

     (b)  The Participant's  children  (including adopted children) per stripes;
          or

     (c)  The Participant's estate.

5.5. Unforeseeable Financial Emergency. If the Plan Administrator determines that a Participant has incurred an Unforeseeable Financial Emergency, the Participant may receive in cash the portion of the balance of the
     Participant's Deferred Compensation Account needed to satisfy the Unforeseeable Financial Emergency, but only if the Unforeseeable Financial Emergency may not be relieved (a) through reimbursement or compensation by insurance or otherwise or (b) by liquidation of the Participant's assets to the extent the liquidation of such assets would not itself cause severe financial hardship. A payment on account of an Unforeseeable Financial
     Emergency shall not be in excess of the amount needed to relieve such Unforeseeable Financial Emergency and shall be made as soon as practicable following the date on which the Plan Administrator approves such payment.

5.6. Withholding of Taxes. In connection with the Plan, the Employers shall withhold any applicable Federal, state or local income tax and any employment taxes, including Social Security taxes, at such time and in such amounts as is necessary to comply with applicable laws and regulations.



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                                    SECTION 6

                                  Miscellaneous


6.1. Funding. Each Participating Company under the Plan shall establish and maintain one or more grantor trusts (individually, a "Trust") to hold assets to be used for payment of benefits under the Plan. A Trust shall conform with the terms of Internal Revenue Service Revenue Procedure 92-64 (or any subsequent administrative ruling). The assets of the Trust with respect to benefits payable to the Participants employed by or associated with an Employer shall remain the assets of such Employer subject to the claims of its general creditors. Any payments by a Trust of benefits provided to a Participant under the Plan shall be considered payment by the applicable Employer and shall discharge such Employer from any further liability under the Plan for such payments.

6.2 Rights. Establishment of the Plan shall not be construed to give any employee the rights to be retained by the Employers or to any benefits not specifically provided by the Plan.

6.3. Interests Not Transferable. Except as to withholding of any tax under the laws of the United States or any state or locality and the provisions of
     Section 5.4, no benefit payable at any time under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, or any other encumbrance of any kind or to any attachment, garnishment, or other legal process of any kind. Any attempt by a person (including a Participant or a Participant's beneficiary) to anticipate, alienate, sell, transfer, assign, pledge, or otherwise encumber any benefits under the Plan, whether currently or thereafter payable, shall be void. If any person shall attempt to, or shall alienate, sell, transfer, assign, pledge, or otherwise encumber such person's benefits under the Plan, or if by reason of such person's bankruptcy or other event happening at any time, such benefits would devolve upon any other person or would not be enjoyed by the person entitled thereto under the Plan, then the Plan Administrator, in the Plan Administrator's sole discretion, may terminate the interest in any such benefits of the person otherwise entitled thereto under the Plan and may hold or apply such benefits in such manner as the Plan Administrator may deem proper.



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6.4. Forfeitures and Unclaimed  Amounts.  Unclaimed amounts shall consist of the amounts in the Deferred Compensation Account of a Participant that cannot be distributed because of the Plan Administrator's inability, after a
     reasonable   search,   to  locate  a  Participant   or  the   Participant's
     beneficiary, as applicable, within a period of two years after the Distribution Date upon which the payment of benefits became due. Unclaimed amounts shall be forfeited at the end of such two- year period. These forfeitures will reduce the obligations of the Employers, if any, under the Plan. After an unclaimed amount has been forfeited, the Participant or beneficiary, as applicable, shall have no further right to amounts in the Participant's Deferred Compensation Account.

6.5. Controlling Law. The law of the State of Texas shall be controlling in all matters relating to the Plan to the extent not preempted by Federal Law.

6.6. Number. Words in the plural shall include the singular, and the singular shall include the plural.

6.7. Action by the Employers. Except as otherwise specifically provided herein, any action required of or permitted to be taken by an Employer under the Plan shall be by resolution of its Board of Directors or by resolution of a duly authorized committee of its Board of Directors or by action of a Person or persons authorized by resolution of such Board of Directors or such committee.

6.8. No Fiduciary Relationship. Nothing contained in this Plan, and no action taken pursuant to its provisions by either the Employers or the
     Participants shall create, or be construed to create a fiduciary relationship between the Employer and the Participant, a designated beneficiary, other beneficiaries of the Participant, or any other person.

6.9. Claims Procedures. Any person (hereinafter referred to as a "Claimant") who believes that he or she is being denied a benefit to which he or she may be entitled under the Plan may file a written request for such benefit with the Plan Administrator. Such written request must set forth the Claimant's claim and must be addressed to the Plan Administrator, at the Sponsor's principal place of business. Upon receipt of a claim, the Plan Administrator shall advise the Claimant that a reply will be forthcoming within ninety days and shall deliver a reply within ninety days. The Plan Administrator may, however, extend the reply period for an additional ninety days for reasonable cause. If the claim is denied in whole or in part, the Plan Administrator shall issue a written determination, using language calculated to be understood by the Claimant, setting forth:



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     (a)  The specific reason or reasons for such denial;

     (b) The specific reference to pertinent provisions of the Plan upon which such denial is based;

     (c) A description of any additional material or information necessary for the Claimant to perfect the Claimant's claim and an explanation why such material or such information is necessary; and

     (d) Appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review, and the time limits for requesting such a review.

     Within sixty days after the receipt by the Claimant of the written determination described above, the Claimant may request in writing, that the Plan administrator review the Plan Administrator's determination. The request must be addressed to the Plan administrator, at the Company's principal place of business. The Claimant or the claimant's duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Plan Administrator, If the Claimant does not request a review of the Plan Administrator's determination within such sixty day period, the Claimant shall be barred and estopped from challenging the Plan Administrator's determination. Within sixty days after the Plan Administrator's receipt of a request for review, the Plan Administrator will review the determination. After considering all materials presented by the Claimant, the Plan Administrator will render a written determination, written in a manner calculated to be understood by the Claimant setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of the Plan on which the decision is based. If special circumstances require that the sixty-day time period be extended, the Plan Administrator will so notify the Claimant and will render the decision as soon practicable, but no later than one hundred twenty days after receipt of the request for review.



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6.10.Notice.  Any notice  required or permitted to be given under the provisions of the Plan shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party's last known address as shown on the records of the Employers. Notices to the Plan Administrator should be sent in care of the Sponsor at the Sponsor's principal place of business. The date of such mailing shall be deemed the date of notice. Either party may change the address to which notice is to be sent by giving notice of the change of address in the manner set forth above.



                                    SECTION 7

                             Employer Participation


7.1. Adoption of Plan. Any Affiliate of the Sponsor may, with the approval of the Sponsor, adopt the Plan by filing with the Sponsor a resolution of its Board of Directors to that effect.

7.2 Withdrawal from the Plan by Participating Company. Any Participating Company shall have the right, at any time, upon the approval of, and under such conditions as may be provided by the Plan Administrator, to withdraw from the Plan by delivering to the Plan Administrator written notice of its election so to withdraw. Upon receipt of such notice by the Plan Administrator, the portion of the Deferred Compensation Account of Participants and beneficiaries attributable to amounts deferred while the Participants were employed by or associated with such withdrawing Employer shall be distributed from the Trust at the direction of the Plan Administrator in cash at such time or times as the Plan Administrator in the Plan Administrator's sole discretion, may deem to be in the best interest of such Participants and their beneficiaries. To the extent the amounts held in the Trust for the benefit of such Participants and beneficiaries are not sufficient to satisfy the Employer's obligation to such Participants and their beneficiaries accrued on account of their employment with the Employer, the remaining amount necessary to satisfy such obligation shall be an obligation of the Employer, and the other Employers shall have no further obligation to such Participants and beneficiaries with respect to such amounts.

                                    SECTION 8

                            Amendment and Termination

The Sponsor intends the Plan to be permanent, but reserves the right at any time to modify, amend or terminate the Plan; provided, however, that: (i) no amendment or termination of the Plan shall reduce or eliminate any balance in a Participant's Deferred Compensation Account accrued through the date of such amendment or termination and (ii) no amendment of the Plan shall alter or affect the provisions of the Plan with respect to amounts deferred by a Participant prior to the effective date of such amendment. Upon termination of the Plan, the Sponsor may provide that notwithstanding the Participant's Distribution Date, all Deferred Compensation Account balances will be distributed on a date selected by the Sponsor; provided, however, that in no event shall such date be later than the Participant's Normal Retirement Date.

IN WITNESS WHEREOF, the Sponsor has caused this Plan to be executed by its duly authorized officers on this 1st day of May, 1997.


InterContinental Life Corporation


By:    /s/ Roy F. Mitte
    ______________________________
Title: Chairman, President and Chief Executive Officer


By:  /s/ Eugene E. Payne
    ______________________________
Title: Secretary



                                     - 14 -